UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2022

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
935 Stewart Drive, Sunnyvale, California, 94085
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
On January 11, 2022, the board of directors (the “Board of Directors”) of Trimble Inc. (the “Company”) appointed Thomas Sweet to serve as a director of the Company, effective January 15, 2022.
Mr. Sweet has not yet been appointed to serve on any committee of the Board of Directors. Mr. Sweet will be entitled to compensation for his service as a non-employee director pursuant to the Company’s compensation practices for non-employee directors, which are described in the Company’s Board of Directors Compensation Policy, filed as Exhibit 10.1 to the Company’s Current Report on Form 10-Q filed on November 6, 2020. In addition, the Company intends to enter into its standard form indemnification agreement with Mr. Sweet. There are no related party transactions between the Company and Mr. Sweet that are subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Sweet and any other person pursuant to which he was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Date: January 13, 2021	By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President and General Counsel